SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 12, 2005.

FBR Securitization, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-122578	20-2028732

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North, Arlington, VA 22209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 312-9500

(Former name or former address, if changed since last report.)

Item 8.01.     Other Events.

     Subsequent to the filing of this Current Report on Form 8-K, the Registrant’s Mortgage-Backed Notes, Series 2005-1 (the “Offered Securities”) will be registered for sale under the Registrant’s effective Shelf Registration Statement on Form S-3 (333-122578) and will be offered pursuant to the Prospectus and a related Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Rule 424 thereunder.

     In connection with the offering of the Offered Securities, Friedman, Billings, Ramsey & Co., Inc. (the “Underwriter”) has prepared and disseminated to potential purchasers “Computational Materials” as such term is defined in the No-Action response letter to Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (publicly available February 17, 1995). In accordance with such No-Action letter, the Registrant is filing herewith such Computational Materials as Exhibit 99.1.

     The information in such Computational Materials is preliminary and will be superseded by the final Prospectus Supplement relating to the Offered Securities and by any other information subsequently filed with the Securities and Exchange Commission.

Item 9.01     Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Computational Materials

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2005	FBR SECURITIZATION, INC.
	By:	/s/ Richard J. Hendrix
	Name:	Richard J. Hendrix
	Title:	President and Chief Operating Officer

[Form 8-K — FBRST Series 2005-1 Computational Materials — July 12, 2005]

Exhibit Index

Exhibit No.	Page

99.1 Computational Materials	[Electronic Format]